Contacts:	Basil Maglaris (media)	Christopher Jakubik, CFA (investors)
	847-646-4538	847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS GROUP REPORTS FIRST QUARTER 2015 RESULTS

•	Q1 net revenues were essentially flat and Organic Net Revenues[1] were up 1.1%

•
Q1 EPS of $0.72 included a negative $0.14 impact due to losses from market-based impacts to post-employment benefit plans[1], spending on cost savings initiatives[2] and costs related to the proposed merger with H.J. Heinz Holding Corporation

NORTHFIELD, Ill. - April 28, 2015 - Kraft Foods Group, Inc. (NASDAQ: KRFT) today announced financial results that reflected the impact of significant pricing actions taken over the past year as well as a favorable shift in Easter-related shipments versus the prior year.

“Our first quarter results reflected a solid start to 2015,” said Kraft Chairman and CEO John T. Cahill. “We’ve stepped up our focus on execution, our pricing actions over the past year are coming through, and we’re benefiting from a disciplined approach to marketing. There is clearly more work ahead of us, but we will continue to build on this momentum to delight our consumers and customers, and prepare us for the next chapter ahead.”

FIRST QUARTER FINANCIAL SUMMARY

•
Net revenues were down 0.2 percent including a negative impact from currency. Organic Net Revenues were up 1.1 percent driven by a 1.2 percentage point increase from the carryover impact of price increases in previous quarters. Volume/mix was essentially flat and included an approximate 1.0 percentage point benefit from Easter-related shipment timing compared to the prior year. Excluding the Easter-related benefit, gains from the successful launch of McCafé coffee and growth in Exports were more than offset by price-elasticity impacts in the Canada, Cheese and Refrigerated Meals segments, as well as category declines in the Meals & Desserts segment.

•
Operating income of $740 million and diluted EPS of $0.72 included a non-cash loss of $77 million ($0.08 per diluted share) from market-based impacts to post-employment benefit plans. Results also included $38 million ($0.04 per diluted share) in spending on cost savings initiatives, $17 million ($0.02 per diluted share) in costs related to the proposed merger with H.J. Heinz Holding Corporation and $2 million in unrealized gains from hedging activities.

Excluding the impact of these factors in both years, operating income grew at a mid-single-digit rate and EPS grew at a high single-digit rate. This was primarily driven by a planned reduction in advertising and consumer spending as well as lower overhead costs. EPS growth was further enhanced by lower net interest expense and average shares outstanding versus the prior year quarter.

•	Free Cash Flow[1] was $195 million, up 11.4 percent versus the prior year primarily reflecting working capital improvements.

FIRST QUARTER BUSINESS SEGMENT HIGHLIGHTS
Cheese:

•
Net revenues of $1,020 million increased 1.3 percent driven by the carryover impact of price increases in previous quarters as well as the timing of Easter-related shipments and the ongoing success of last year’s Philadelphia soft cream cheese reinvention. These gains were partially offset by the negative impact to volumes from price increases, particularly in natural cheese and sandwich cheese.

•	Operating income increased 19.8 percent primarily reflecting better alignment of prices and input costs versus the year-ago quarter.
Refrigerated Meals:

•
Net revenues of $833 million increased 2.1 percent from the carryover impact of price increases taken in previous quarters in cold cuts and hot dogs, partially offset by unfavorable volume/mix. The volume loss associated with price increases more than offset the timing benefits of Easter-related shipments, particularly in bacon.

•
Operating income growth of 1.0 percent was tempered by higher spending on cost savings initiatives. Excluding this impact, operating income was up high-single digits as the benefits of higher net pricing were partially offset by unfavorable volume/mix.

Beverages:

•
Net revenues of $702 million grew 4.2 percent from a combination of favorable volume/mix and higher net pricing. Favorable volume/mix was driven by the recent launch of McCafé coffee and increased shipments of Capri Sun ready-to-drink beverages ahead of a planned price increase, partially offset by lower shipments of powdered beverages due to category declines. Higher net pricing reflected the carryover impact of price increases taken in previous quarters in roast and ground coffee.

•	Operating income declined 6.1 percent as higher coffee commodity costs were partially offset by reductions in marketing spending and higher net pricing.
Meals & Desserts:

•
Net revenues of $488 million declined 2.0 percent as the benefit from timing of Easter-related shipments of frozen dessert toppings and dry packaged desserts was more than offset by a combination of category declines in both the meals and desserts categories, market share losses in desserts, and increased promotional activity versus the prior year.

•
Operating income decreased 7.0 percent including higher spending on cost savings initiatives. Excluding this impact, operating income was up high-single digits reflecting the timing of marketing spending versus the prior year and lower manufacturing costs driven by net productivity, that were partially offset by unfavorable volume/mix.

Enhancers & Snack Nuts:

•	Net revenues of $493 million declined 2.0 percent as lower net pricing from the timing of promotional activity versus the prior year more than offset volume/mix gains in Planters snack nuts.

•	Operating income decreased 4.1 percent reflecting lower net pricing and higher nut commodity costs that were partially offset by reductions in marketing spending.
Canada:

•
Net revenues of $382 million declined 10.5 percent due to an unfavorable currency impact. Organic Net Revenue growth of 0.2 percent reflected significant price increases taken in February. These gains were partially offset by volume losses associated with those price increases, particularly in peanut butter and roast and ground coffee.

•
Operating income decreased 6.1 percent including an unfavorable currency impact of 13.6 percentage points. Excluding the currency impact, the increase in operating income reflected higher net pricing and lower marketing spending that were partially offset by higher input costs and unfavorable volume/mix.

Other Businesses:

•
Net revenues of $434 million decreased 0.7 percent. Organic Net Revenue growth was 2.6 percent reflecting strong volume/mix growth from the geographic expansion of the Exports business that was partially offset by lower net pricing from contractually-driven pricing in the Foodservice business, primarily in dairy products.

•	Operating income decreased 18.6 percent as favorable volume/mix was more than offset by lower net pricing as well as investments to grow the Exports business.

ABOUT KRAFT FOODS GROUP
Kraft Foods Group, Inc. (NASDAQ: KRFT) is one of North America’s largest consumer packaged food and beverage companies, with annual revenues of more than $18 billion. The company’s iconic brands include Kraft, Capri Sun, JELL-O, Kool-Aid, Lunchables, Maxwell House, Oscar Mayer, Philadelphia, Planters and Velveeta. Kraft’s 22,000 employees in the U.S. and Canada have a passion for making the foods and beverages people love. Kraft is a member of the Standard & Poor’s 500 and the NASDAQ-100 indices. For more information, visit www.kraftfoodsgroup.com and www.facebook.com/kraft.

FORWARD-LOOKING STATEMENTS
This press release contains a number of forward-looking statements. Words such as "reflect," "come," "continue," "build," "execute," "expect," "will," and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding Kraft’s plans, execution and growth. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are beyond Kraft’s control. Important factors that affect Kraft’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, increased competition; Kraft’s ability to maintain, extend and expand its reputation and brand image; Kraft’s ability to differentiate its products from other brands; increasing consolidation of retail customers; changes in relationships with significant customers and suppliers; Kraft’s ability to predict, identify and interpret changes in consumer preferences and demand; Kraft’s ability to drive revenue growth in its key product categories, increase its market share, or add products; volatility in commodity, energy and other input costs; changes in Kraft’s management team or other key personnel; Kraft’s geographic focus in North America; changes in regulations; legal claims or other regulatory enforcement actions; product recalls or product liability claims; unanticipated business disruptions; Kraft’s ability to complete or realize the benefits from potential acquisitions, alliances, divestitures or joint ventures including the proposed merger; Kraft’s indebtedness and ability to pay such indebtedness; disruptions in information technology networks and systems; Kraft’s inability to protect intellectual property rights; weak economic conditions; tax law changes; volatility of market-based impacts to post-employment benefit plans; pricing actions; and other factors. For additional information on these and other factors that could affect Kraft’s forward-looking statements, see Kraft’s risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission, including its most recently filed Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. Kraft disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

NON-GAAP AND OTHER FINANCIAL MEASURES
To supplement Kraft’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Kraft presents Organic Net Revenues and Free Cash Flow, both of which are considered non-GAAP financial measures. The presentations of Organic Net Revenues and Free Cash Flow are intended to supplement investors' understanding of Kraft’s operating results and liquidity. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Kraft’s results prepared in accordance with GAAP. In addition, the non-GAAP measures Kraft uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures Kraft uses in the same way.

Kraft currently defines Organic Net Revenues as net revenues excluding the impact of transactions with Mondelēz International, acquisitions, divestitures (including the termination of a full line of business due to the loss of a licensing or distribution arrangement, and the complete exit of business out of a foreign country), currency and the 53rd week of shipments when it occurs. Management calculates the impact of currency on net revenues by holding exchange rates constant at the previous year's exchange rate. Management believes that presenting Organic Net Revenues is useful to investors because it (i) provides investors meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view Kraft’s performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate Kraft’s historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating Kraft.

Kraft defines Free Cash Flow as cash flow from operations less capital expenditures. Management believes that Free Cash Flow is useful to investors because it reflects Kraft’s cash available for uses including investments in growth and product development and Kraft’s ability to generate cash while maintaining its fixed assets.

See the attached schedules for supplemental financial data and corresponding reconciliations of Organic Net Revenues to net revenues for the three months ended March 28, 2015 and March 29, 2014 and Free Cash Flow to operating cash flow for the three months ended March 28, 2015 and March 29, 2014.

As previously announced, beginning in 2013, Kraft adopted a mark-to-market accounting policy for Kraft’s post-employment benefit obligations. Kraft discloses market-based impacts in order to provide better transparency to investors in evaluating Kraft. Management currently defines market-based impacts to post-employment benefit plans as the costs or benefits resulting from the change in discount rates, the difference between Kraft’s estimated and actual return on plan assets, and other assumption changes driven by changes in the law or other external factors.

Additional Information Regarding the Proposed Merger and Where to Find It
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction between Kraft and The H.J. Heinz Holding Corporation ("Heinz"). In connection with the proposed transaction, Heinz has filed a registration statement on Form S-4, containing a proxy statement/prospectus (the “S-4”) with the Securities and Exchange Commission (“SEC”). This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Heinz or Kraft may file with the SEC or send to shareholders in connection with the proposed transaction. SHAREHOLDERS OF KRAFT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain copies of the S-4, including the proxy statement/prospectus, and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by Kraft are available free of charge on Kraft’s website at http://www.kraftfoodsgroup.com/. Copies of documents filed with the SEC by Heinz are available free of charge on Heinz’s website at http://www.heinz.com/.

Participants in the Solicitation
Kraft and its directors and executive officers, and Heinz and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Kraft common stock in respect of the proposed transaction. Information about the directors and executive officers of Kraft is set forth in the proxy statement for Kraft’s 2015 Annual Meeting of Shareholders, which was filed with the SEC on March 18, 2015. Information about the directors and executive officers of Heinz is set forth in the S-4. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.
_________________________

[1]	Please see the discussion of non-GAAP and other financial measures above and the reconciliation to GAAP at the end of this press release.

[2]
Cost savings initiatives are related to reorganization activities including severance, asset disposals, and other activities that do not qualify for special accounting treatment as exit or disposal activities.

# # #

Schedule 1
Kraft Foods Group, Inc.
Condensed Consolidated Statements of Earnings
For the Three Months Ended
(in millions of dollars, except per share data) (Unaudited)

	March 28, 2015	March 29, 2014	% Change Fav / (Unfav)

Net revenues	$4,352	$4,362	(0.2)%
Cost of sales[1,2]	3,019	2,802	(7.7)%
Gross profit	1,333	1,560	(14.6)%
Selling, general and administrative expenses[1]	593	658	9.9%
Asset impairment and exit costs[1]	—	(2)	(100.0)%
Operating income	740	904	(18.1)%
Interest and other expense, net	107	116	7.8%
Earnings before income taxes	633	788	(19.7)%
Provision for income taxes	204	275	25.8%
Effective tax rate	32.2%	34.9%
Net earnings	$429	$513	(16.4)%
Per share data:
Basic earnings per share	$0.73	$0.86	(15.1)%
Diluted earnings per share	$0.72	$0.85	(15.3)%
Weighted average shares of common stock outstanding:
Basic	588	596	1.3%
Diluted	593	601	1.3%

1
In the first quarter of 2015, Kraft recorded expenses of $38 million in cost savings initiatives. This was comprised of $36 million of expense within cost of sales and $2 million of expense within selling, general and administrative expenses. In the first quarter of 2015, Kraft also recorded $17 million of proposed merger transaction costs within selling, general and administrative expenses. In the first quarter of 2014, Kraft recorded net expenses of $14 million in cost savings initiatives. This was comprised of $7 million of expense within cost of sales; $9 million of expense within selling, general and administrative expenses; and $2 million of income within asset impairment and exit costs.

2
In the first quarter of 2015, Kraft recorded $77 million of pre-tax expense within cost of sales related to market-based impacts to certain post-employment benefit plans as the company recognized remeasurement expenses previously capitalized into inventory at year-end. This expense amounted to $48 million after-tax, and had a $0.08 unfavorable impact on EPS. In the first quarter of 2014, Kraft recorded $49 million of pre-tax income within cost of sales related to market-based impacts to certain post-employment benefit plans as the company recognized a remeasurement benefit previously capitalized into inventory at year-end. This benefit amounted to $10 million after-tax, and had a $0.02 favorable impact on first quarter 2014 EPS. There were no post-employment benefit plan remeasurements in the first quarter of 2015 or 2014.

Schedule 2
Kraft Foods Group, Inc.
Reconciliation of GAAP to Non-GAAP Information
Net Revenues
For the Three Months Ended
(in millions of dollars) (Unaudited)

					% Change		Organic Growth Drivers
	Reported (GAAP)	Impact of Currency	Sales to Mondelēz International	Organic (Non-GAAP)	Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix	Price
March 28, 2015

Cheese	$1,020	$—	$(13)	$1,007	1.3%	1.1%	(1.6)pp	2.7 pp
Refrigerated Meals	833	—	—	833	2.1%	2.1%	(1.1)pp	3.2 pp
Beverages	702	—	—	702	4.2%	4.2%	2.7 pp	1.5 pp
Meals & Desserts	488	—	—	488	(2.0)%	(2.0)%	(1.6)pp	(0.4)pp
Enhancers & Snack Nuts	493	—	—	493	(2.0)%	(2.0)%	1.0 pp	(3.0)pp
Canada	382	47	(5)	424	(10.5)%	0.2%	(3.8)pp	4.0 pp
Other Businesses	434	6	(10)	430	(0.7)%	2.6%	5.3 pp	(2.7)pp
Kraft Foods Group, Inc.	$4,352	$53	$(28)	$4,377	(0.2)%	1.1%	(0.1)pp	1.2 pp

March 29, 2014

Cheese	$1,007	$—	$(11)	$996
Refrigerated Meals	816	—	—	816
Beverages	674	—	—	674
Meals & Desserts	498	—	—	498
Enhancers & Snack Nuts	503	—	—	503
Canada	427	—	(4)	423
Other Businesses	437	—	(18)	419
Kraft Foods Group, Inc.	$4,362	$—	$(33)	$4,329

Schedule 3
Kraft Foods Group, Inc.
Operating Income
For the Three Months Ended
(in millions of dollars) (Unaudited)

	Reported (GAAP)
	March 28, 2015	March 29, 2014	% Change Fav / (Unfav)
Operating Income:
Cheese	$224	$187	19.8%
Refrigerated Meals	97	96	1.0%
Beverages	123	131	(6.1)%
Meals & Desserts	132	142	(7.0)%
Enhancers & Snack Nuts	142	148	(4.1)%
Canada	62	66	(6.1)%
Other Businesses	48	59	(18.6)%
Market-based impacts to post-employment benefit plans	(77)	49
Certain other post-employment benefit plan income	16	11
Unrealized gains on hedging activities	2	42
Proposed merger transaction costs	(17)	—
General corporate expenses	(12)	(27)
Kraft Foods Group, Inc.	$740	$904	(18.1)%

Note: In the first quarter of 2015, Kraft recorded expenses of $38 million related to cost savings initiatives within segment operating income as follows: Cheese ($1 million); Refrigerated Meals ($10 million); Beverages ($1 million); Meals & Desserts ($22 million); Canada ($3 million); and Other Businesses ($1 million). In the first quarter of 2014, Kraft recorded net expenses of $14 million related to cost savings initiatives within segment operating income and general corporate expenses as follows: expenses in Cheese ($4 million); expenses in Refrigerated Meals ($2 million); income in Beverages ($1 million); expenses in Enhancers & Snack Nuts ($4 million); and expenses in General corporate expenses ($5 million).

Schedule 4
Kraft Foods Group, Inc.
Condensed Consolidated Balance Sheets
(in millions of dollars) (Unaudited)

	March 28, 2015	December 27, 2014
ASSETS
Cash and cash equivalents	$1,178	$1,293
Receivables (net of allowances of $21 in 2015 and 2014)	1,219	1,080
Inventories	1,886	1,775
Deferred income taxes	382	384
Other current assets	339	259
Total current assets	5,004	4,791
Property, plant and equipment, net	4,194	4,192
Goodwill	11,313	11,404
Intangible assets, net	2,238	2,234
Other assets	385	326
TOTAL ASSETS	$23,134	$22,947

LIABILITIES
Current portion of long-term debt	$1,406	$1,405
Accounts payable	1,629	1,537
Accrued marketing	500	511
Accrued employment costs	84	163
Dividends payable	326	324
Accrued post-retirement health care costs	191	192
Other current liabilities	748	641
Total current liabilities	4,884	4,773
Long-term debt	8,626	8,627
Deferred income taxes	292	340
Accrued pension costs	1,100	1,105
Accrued post-retirement health care costs	3,380	3,399
Other liabilities	335	338
TOTAL LIABILITIES	18,617	18,582
EQUITY
Common stock, no par value (5,000,000,000 shares authorized; 604,583,114 shares issued at March 28, 2015 and 601,402,816 at December 27, 2014)	—	—
Additional paid-in capital	4,820	4,678
Retained earnings	1,148	1,045
Accumulated other comprehensive losses	(634)	(562)
Treasury stock, at cost	(817)	(796)
TOTAL EQUITY	4,517	4,365
TOTAL LIABILITIES AND EQUITY	$23,134	$22,947

Schedule 5
Kraft Foods Group, Inc.
Reconciliation of GAAP to Non-GAAP Information
Free Cash Flows
For the Three Months Ended
(in millions of dollars) (Unaudited)

	March 28, 2015	March 29, 2014
Net earnings	$429	$513
Depreciation and amortization	102	96
Receivables, net	(129)	(149)
Inventories	(198)	(243)
Accounts payable	89	37
Other	41	(3)
Operating cash flow	334	251
Capital expenditures	(139)	(76)
Free cash flow	$195	$175